EXHIBIT 32.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that (1) this Quarterly Report of Todhunter International, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (this “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition of the Company as of December 31, 2003 and its results of operations for the period ended December 31, 2003.

/s/ Jay S. Maltby
Jay S. Maltby
Chairman of the Board, Chief Executive Officer And President

Date: February 12, 2004